Exhibit 10.3

CAPITAL TRUST, INC.

2007 LONG-TERM

INCENTIVE PLAN

Award Agreement granting

Restricted Shares and Performance Units

Award No.

You (the “Participant”) are hereby awarded Restricted Shares and Performance Units subject to the terms and conditions set forth in this agreement (the “Award”) and in the Capital Trust, Inc. 2007 Long-Term Incentive Plan (“Plan”), which is attached hereto as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. You should carefully review these documents, and consult with your personal financial advisor, in order to assure that you fully understand the terms, conditions, and financial implications of this Award.

By executing this Award, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award will be made by the Board of Directors of the Company or the Committee that administers the Plan pursuant to Section 4 of the Plan, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award.

1.             General Terms of Your Award.

Name of Participant
Date of Award

2.             Restricted Shares. The Restricted Shares portion of your Award are being granted pursuant to Section 8 of the Plan, and shall have the terms set forth in the table below:

Number of Shares Subject to Restricted Shares Award
Purchase Price per Share	Not applicable.
Vesting

3.             Performance Units. The Performance Units portion of your Award is being granted pursuant to Section 10 of the Plan as a “Performance Compensation Award”, and shall have the terms set forth in the table below; subject, absolutely, to the terms of the Plan and to the

Committee’s discretion to interpret the Plan and this Award in any manner that the Committee may deem reasonably necessary or appropriate in order for this Award to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m)(4) of the Code, and associated tax regulations and rulings. The Performance Units portion of your Award provides that you may vest in a right to receive a number of Shares provided that the Performance Goals have been satisfied:

Number of Shares Subject to Performance Units Award
Performance Period
Performance Goal
Vesting

4.             Issuance of Shares. All Shares subject to this Award will be issued as of the Date of Award, but the stock certificates evidencing the Shares will bear the following legend that shall remain in place and effective until all vesting restrictions lapse and new certificates are issued pursuant to Section 6 below:

“The sale or other transfer of the Shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 2007 Long-Term Incentive Plan of Capital Trust, Inc., in the rules and administrative procedures adopted pursuant to such Plan, and in a related Award Agreement. A copy of the Plan, such rules and procedures and such Award Agreement may be obtained from the Secretary of Capital Trust, Inc.”

5.             Unvested Shares. You are reflected as the owner of record of the Shares subject to this Award on the Company’s books and records. The Company will hold the stock certificate for safekeeping until the Shares subject to this Award become vested and nonforfeitable. You must deliver to the Company, as soon as practicable after the Date of Award, a stock power, endorsed in blank, with respect to the Shares subject to this Award. If you forfeit any Shares subject to this Award, the stock power will be used to return the certificates for the forfeited Shares to the Company’s transfer agent for cancellation. As the owner of record of the Shares subject to this Award, you are entitled to all rights of a stockholder of the Company, including the right to vote the Shares and the right to payment of any cash dividends or other distributions (including those paid in stock) declared or paid following the Date of Award and to the extent paid in stock, such stock shall be subject to the same restrictions contained in Section 4, subject in each case to the treatment of the Award upon termination of employment before the particular record date for determining shareholders of record entitled to payment of the dividend or distribution.

6.             Satisfaction or Failure of Vesting Restrictions. As vesting restrictions become satisfied over time and/or upon satisfaction of performance goals and you are entitled to receive the Shares so vested, the Company shall cause new stock certificates for such Shares to be delivered to you, with such legends the Company determines to be appropriate. New certificates shall not be delivered to you unless you have made arrangements satisfactory to the Committee to satisfy tax-withholding obligations.

7.             Not a Contract of Employment. By executing this Award, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

8.             Severability. Subject to one exception, every provision of this Award and the Plan is intended to be severable, and if any provision of the Plan or this Award is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. The only exception is that this Award shall be unenforceable if any provision of the preceding section is illegal, invalid, or unenforceable.

9.             Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows:

(a)                                  if to the Company, at the address set forth on the signature page, to the attention of:  Committee administering the Capital Trust, Inc. 2007 Long-Term Incentive Plan; or

(b)                                 if to you, at the address set forth below your signature on the signature page.

Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

10.           Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award, you may expressly designate a beneficiary (the “Beneficiary”) to your interest in the Restricted Shares and Performance Units awarded hereby. You shall designate the Beneficiary by completing and executing a designation of beneficiary form substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Death Beneficiary to the Company. You may, at any time, change or revoke such designation. A Beneficiary designation, or revocation of a prior Beneficiary designation, shall be effective only if it is made in writing on a form provided by the Company, signed by you and received by the Company. If you do not designate a Beneficiary or the Beneficiary dies prior to having received all Shares due under the Award, such Shares shall be paid to your estate.

11.           Transfer. This Award may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.  Notwithstanding the foregoing, you may transfer this Award (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a permissible gift recipient, as such is set forth in subsection (ii) of this Section 11, or

(ii) by gift to charitable institutions or by gift or transfer for consideration to any of your following relatives (or to an inter vivos trust, testamentary trust or other entity primarily for the benefit of, or an entity, the voting interests of which are primarily owned  by,  your following relatives): any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.  Any transferee of your rights shall succeed and be subject to all of the terms of this Award and the Plan.

12.           Section 83(b) Election Notice. If you make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares underlying your Restricted Shares (a “Section 83(b) election”), you agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service.
Exhibit D contains a suggested form of Section 83(b) election.

13.           Deferral Election. You may irrevocably elect to defer the receipt of all or a percentage of the Shares that would otherwise be issued to you on the vesting of this Award. A copy of the form which you may use to make a deferral election may be obtained from the Company. Notwithstanding the foregoing, Shares which have been subject to a Section 83(b) election are not eligible for deferral.

14.           Binding Effect. Every covenant, term and provision of this Award shall be binding upon and inure to the benefit of the parties hereto and their respective beneficiaries, legatees, legal representatives, successors, transferees, and assigns.

15.           Modifications. This Award may be modified or amended at any time by the Committee, provided that your consent must be obtained for any modification that adversely alters or impairs any rights or obligations under this Award, unless there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

16.           Headings. Headings shall be ignored in interpreting this Award.

17.           Governing Law. The laws of the State of New York shall govern the validity of this Award, the construction of its terms, and the interpretation of the rights and duties of the parties hereto. Any suit with respect to the Award will be brought in the federal or state courts in the districts which include New York City, New York, and you agree and submit to the personal jurisdiction and venue thereof.

18.           Income Taxes and Deferral. You are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Award (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes. To the extent your Award is not deferred and vested before January 1, 2005, the Company shall have the discretion to unilaterally modify your Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any second election to defer, provided that the Administrator permits second elections to defer in accordance with Section 409A(a)(4)(C) of the Code. The Administrator shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and your Award.

19.           Counterparts. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

20.           Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

21.           Investment Purposes. By executing this Award Agreement, you represent and warrant that any Shares issued to you pursuant to your Award will be held for investment purposes only for your own account, and not with a view to, for resale in connection with, or with an intent in participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

22.           Employment Agreement Provision  [OPTION IF EMPLOYEE HAS AN EMPLOYMENT AGREEMENT]  By executing this Award, you acknowledge and agree that your rights upon a termination of employment before full vesting of this Award will be determined under Section            of your employment agreement with the Company and                                                 , dated as of                                        , 20    .

23.           Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

24.           Long-term Consideration for Award. [OPTIONAL] The terms and conditions set forth in Exhibit E are hereby incorporated by reference and made an integral part of this Award Agreement. An invalidation of all or part of Exhibit E, or your commencement of litigation to invalidate, modify, or alter the terms and conditions set forth in Exhibit E, shall cause this Award to become null, void, and unenforceable.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree as of the Date of Award that this Award is being made under and governed by the terms and conditions of this Award and the Plan.

CAPITAL TRUST, INC.

By:
Name: Geoffrey G. Jervis
Title: Chief Financial Officer

Company Address:

410 Park Avenue, 14th Floor, New York, NY 10022

The undersigned Participant hereby accepts the terms of this Award and the Plan.

By:

Name of Participant:

Participant Address:

Exhibit A

CAPITAL TRUST, INC.

2007 LONG-TERM INCENTIVE PLAN

Exhibit B

CAPITAL TRUST, INC.

2007 LONG-TERM INCENTIVE PLAN

PROSPECTUS

Exhibit C

Designation of Death Beneficiary Form

In connection with the Award Agreement granting Restricted Shares and Performance Units (the “Award”) entered into as of                    between Capital Trust, Inc. (the “Company”) and                  , an individual residing at                       (the “Participant”), the Participant hereby designates the person specified below as the beneficiary upon my death of the Participant’s interest in the Restricted Shares and Performance Units awarded pursuant to the Award. This designation shall remain in effect until revoked in writing by the Participant.

Name of Beneficiary:
Address:

Social Security No.:

The Participant understands that this designation operates to entitle the above-named beneficiary, in the event of my death, to the rights conferred by the Award from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Participant, including by delivery to the Company of a written designation of beneficiary executed by the Participant on a later date.

Participant

Date:

By:
[Participant Signature]

Sworn to before me this

      day of                               , 200

Notary Public

County of

State of

Exhibit D

Section 83(b) Election Form

Attached is an Internal Revenue Code Section 83(b) Election Form. IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, YOU MUST DO SO WITHIN 30 DAYS AFTER THE DATE THE RESTRICTED SHARES COVERED BY THE ELECTION WERE TRANSFERRED TO YOU. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.

CAPITAL TRUST, INC.
2007 LONG-TERM

INCENTIVE PLAN

Election to Include Value of Restricted Shares in Gross Income
in Year of Transfer Under Internal Revenue Code Section 83(b)

Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.                                       My General Information:

Name:
Address:

S.S.N.
or T.I.N.:

2.                                       Description of the property with respect to which I am making this election:

                                           shares of                    stock of Capital Trust, Inc. (the “Restricted Shares”).

3.                                       The Restricted Shares were transferred to me on                                     , 20   . This election relates to the 20    calendar taxable year.

4.                                       The Restricted Shares are subject to the following restrictions:

The Restricted Shares are forfeitable until they are earned in accordance with Section 8 of the Capital Trust, Inc. 2007 Long-Term Incentive Plan (“Plan”), the Restricted Shares Award Agreement (“Award”), or other award agreement or Plan provisions. The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award and the Plan.

5.             Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $        per share.

6.             Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $        per share.

7.             Furnishing statement to employer:

A copy of this statement has been furnished to my employer,                                   . If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.             Award or Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award or the Plan.

Dated:                                            , 20   .

Taxpayer

County of
State of

EXHIBIT E

CAPITAL TRUST, INC.

2007 LONG-TERM INCENTIVE PLAN

Long-Term Consideration and
Company Recovery for Breach

By signing and accepting your Award Agreement, you recognize and agree that the Company’s key consideration in granting this Award is securing your long-term commitment to serve as its                                 [include job title or description] who will advance and promote the Company’s business interests and objectives. Accordingly, you agree that this Award shall be subject to the terms and conditions set forth in Section 25 of the Plan (relating to the termination, rescission, and recapture if you violate certain commitments made therein to the Company), as well as to the following terms and conditions as material and indivisible consideration for this Award:

(a)           Fiduciary Duty. During your employment with the Company you shall devote your full energies, abilities, attention and business time to the performance of your job responsibilities and shall not engage in any activity which conflicts or interferes with, or in any way compromises, your performance of such responsibilities.

(b)           Confidential Information. You recognize that by virtue of your employment with the Company, you will be granted otherwise prohibited access to confidential information and proprietary data which are not known, and not readily accessible to the Company’s competitors. This information (the “Confidential Information”) includes, but is not limited to, current and prospective customers; the identity of key contacts at such customers; customers’ particularized preferences and needs; marketing strategies and plans; financial data; personnel data; compensation data; proprietary procedures and processes; and other unique and specialized practices, programs and plans of the Company and its customers and prospective customers. You recognize that this Confidential Information constitutes a valuable property of the Company, developed over a significant period of time and at substantial expense. Accordingly, you agree that you shall not, at any time during or after your employment with the Company, divulge such Confidential Information or make use of it for your own purposes or the purposes of any person or entity other than the Company.

(c)           Non-Solicitation of Customers. You recognize that by virtue of your employment with the Company you will be introduced to and involved in the solicitation and servicing of existing customers of the Company and new customers obtained by the Company during your employment. You understand and agree that all efforts expended in soliciting and servicing such customers shall be for the permanent benefit of the Company.

You further agree that during your employment with the Company you will not engage in any conduct which could in any way jeopardize or disturb any of the Company’s customer relationships. You also recognize the Company’s legitimate interest in protecting, for a reasonable period of time after your employment with the Company, the Company’s customers. Accordingly, you agree that, for a period beginning on the date hereof and ending one (1) year after termination of your employment with the Company, regardless of the reason for such termination, you shall not, directly or indirectly, without the prior written consent of the Chairman of the Company, market, offer, sell or otherwise furnish any products or services similar to, or otherwise competitive with, those offered by the Company to any customer of the Company.

(d)           Non-Solicitation of Employees. You recognize the substantial expenditure of time and effort which the Company devotes to the recruitment, hiring, orientation, training and retention of its employees. Accordingly, you agree that, for a period beginning on the date hereof and ending two (2) years after termination of your employment with the Company, regardless of the reason for such termination, you shall not, directly or indirectly, for yourself or on behalf of any other person or entity, solicit, offer employment to, hire or otherwise retain the services of any employee of the Company.

(e)           Non-Competition. <IF DESIRED, PHJW TO CUSTOMIZE TO CONFORM WITH APPLICABLE LAW.>

(f)            Survival of Commitments; Potential Recapture of Award and Proceeds. You acknowledge and agree that the terms and conditions of this Section regarding confidentiality and non-solicitation [and non-competition] shall survive both (i) the termination of your employment with the Company for any reason, and (ii) the termination of the Plan, for any reason. You acknowledge and agree that the grant of Restricted Shares in this Award Agreement is just and adequate consideration for the survival of the restrictions set forth herein, and that the Company may pursue any or all of the following remedies if you either violate the terms of this Section or succeed for any reason in invalidating any part of it (it being understood that the invalidity of any term hereof would result in a failure of consideration for the Award):

(i)            declaration that the Award is null and void and of no further force or effect;

(ii)           recapture of any cash paid or Shares issued to you, or any designee or beneficiary of you, pursuant to the Award;

(iii)          recapture of the proceeds, plus reasonable interest, with respect to any Shares that are both issued pursuant to this Award and sold or otherwise disposed of by you, or any designee or beneficiary of you.

The remedies provided above are not intended to be exclusive, and the Company may seek such other remedies as are provided by law, including equitable relief.

(g)           Acknowledgement. You acknowledge and agree that your adherence to the foregoing requirements will not prevent you from engaging in your chosen occupation and earning a satisfactory livelihood following the termination of your employment with the Company.